Filed Pursuant to Rule 424(b)(3)

Registration Statement Nos. 333-226104 and 333-228287

Prospectus Supplement No. 1

(to Prospectus dated November 13, 2018)

TOUGHBUILT INDUSTRIES, INC.

2,670,000 Class A Units Consisting of Shares of Common Stock

and Series A Warrants to Purchase Shares of Common Stock and Series B Warrants to Purchase Common Stock

This prospectus amends and supplements the prospectuses dated November 13, 2018 (collectively, the “Prospectus”), which form a part of our Registration Statements on Form S-1 (Registration No. 333-226104 and Registration No. 333-228287). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 25, 2019 (collectively, the “Form 8-K”) and our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on December 20, 2018 (the “Form 10-Q”). Accordingly, we have attached the Form 8-K and the Form 10-Q to this prospectus supplement.

The prospectus and this prospectus supplement relate to the issuance of shares of our common stock and Series A Warrants upon the exercise of Series A Warrants and Series B Warrants issued in connection with our offering of units consisting of common stock, Series A Warrants and Series B Warrants on November 9, 2018.

Our common stock is traded on The Nasdaq Capital Market under the symbol “TBLT”. Our Series A Warrants are traded on The Nasdaq Capital Market under the symbol “TBLTW”. On January 24, 2019, the closing price for a share of our common stock on The Nasdaq Capital Market was $3.66 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 5 of the Prospectus to read about factors you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is January 28, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2018

OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____to_____

COMMISSION FILE NUMBER 001-37487

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	46-0820877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630

(Address of principal executive offices) (Zip Code)

(949) 528-3100

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     YES     [  ]     NO     [X]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (.§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).     YES     [X]     NO     [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).     YES     [  ]      NO     [X]

As of December 18, 2018, the registrant had 9,870,906 shares of common stock, $0.0001 par value, outstanding.

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PART I. FINANCIAL INFORMATION

ITEM 1. CONDENSED FINANCIAL STATEMENTS

TOUGHBUILT INDUSTRIES, INC.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(UNAUDITED)
ASSETS
Current Assets
Cash	$58,609	$44,348
Accounts receivable	979,629	153,407
Factor receivables, net of allowance for sales discounts of $13,000 at September 30, 2018 and December 31, 2017, respectively	1,226,006	1,663,398
Inventory - finished goods	44,453	98,672
Prepaid assets	47,000	52,500
Total Current Assets	2,355,697	2,012,325

Property and equipment, net	251,897	344,919
Security deposit	36,014	44,567
Deferred public offering cost	168,565	-
Total Assets	$2,812,173	$2,401,811

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$3,675,557	$2,331,224
Accrued liabilities	1,171,144	731,191
Accrued payroll taxes	818,557	469,271
Accrued interest	735,083	699,576
Other current liabilities	61,434	86,873
Advance from officer	400,000	400,000
Loan payable - Factor	916,230	1,078,941
Notes payable, net of debt discounts of $334,686 at September 30, 2018	641,814	-
Convertible debentures, net of debt discount and debt issuance cost of $0 and $835,854 at September 30, 2018 and December 31, 2017, respectively	6,300,210	4,864,146
Total Current Liabilities	14,720,029	10,661,222

Total Liabilities	14,720,029	10,661,222

Commitments and contingencies (Note 8)

Class B Convertible Preferred Stock, $0.0001 par value, 5,000,000 shares authorized, 439,125 shares and 198,875 shares issued and outstanding, net of discount of $532,623 and $196,758 at September 30, 2018 and December 31, 2017, respectively (liquidation preference of $5,269,500 and $2,024,125 at September 30, 2018 and December 31, 2017, respectively)	2,790,743	1,490,013

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized, 3,687,867 shares and 3,679,500 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	370	368
Additional paid in capital	3,899,635	1,711,197
Accumulated deficit	(18,598,604)	(11,460,989)
Total Stockholders’ Deficit	(14,698,599)	(9,749,424)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$2,812,173	$2,401,811

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues, Net of Allowances
Metal goods	$1,510,873	$1,286,430	$5,369,713	$4,566,113
Soft goods	1,949,277	1,736,081	6,555,916	5,139,001
Total Revenues, Net of Allowances	3,460,150	3,022,511	11,925,629	9,705,114

Cost of Goods Sold
Metal goods	1,268,825	1,024,816	4,325,522	3,456,283
Soft goods	1,537,216	1,142,551	4,895,549	3,470,831
Total Cost of Goods Sold	2,806,041	2,167,367	9,221,071	6,927,114

Gross Profit	654,109	855,144	2,704,558	2,778,000

Operating Expenses
Selling, general and administrative	1,918,613	975,795	4,641,290	4,012,924
Litigation expense	-	-	1,192,488	-
Research and development	591,489	564,432	1,446,913	1,751,749
Total Operating Expenses	2,510,102	1,540,227	7,280,691	5,764,673

Operating Loss	(1,855,994)	(685,083)	(4,576,133)	(2,986,673)

Other Income (Expense)
Interest expense	(1,152,681)	(643,172)	(2,561,482)	(1,663,238)
Total Other Income (Expense)	(1,152,681)	(643,172)	(2,561,482)	(1,663,238)

Loss Before Income Tax	(3,008,675)	(1,328,255)	(7,137,615)	(4,649,911)

Income tax	-	-	-	-

Net Loss	$(3,008,675)	$(1,328,255)	$(7,137,615)	$(4,649,911)

Basic and Diluted Net Loss Per Share	$(0.82)	$(0.36)	$(1.94)	$(1.26)

Weighted Average Number of Shares Outstanding - Basic and Diluted	3,683,463	3,679,500	3,680,691	3,679,500

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(7,137,615)	$(4,649,911)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	93,021	88,619
Amortization of debt discount and debt issuance cost	1,443,955	816,903
Stock issued in settlement of litigation	939,538
Stock-based compensation expense	654,608	84,162
Changes in operating assets and liabilities:
Increase in accounts receivable	(826,221)	(148,501)
Decrease in factor receivables	437,392	107,190
(Increase) decrease in inventory	54,218	(107,651)
(Increase) decrease in prepaid expenses	5,500	(27,500)
(Increase) decrease in security deposits	8,553	(31,235)
Increase in accounts payable	1,382,332	1,631,663
Increase in accrued payroll taxes	349,285	188,939
Increase in accrued interest	635,717	489,862
Decrease in other current liabilities	(25,439)	53,386
Increase in accrued liabilities	271,392	101,153
Net cash used in operating activities	(1,713,764)	(1,402,921)

Cash Flows from Investing Activities:
Cash paid for purchase of property and equipment	-	(69,925)
Net cash used in investing activities	-	(69,925)

Cash Flows from Financing Activities:
Proceeds from sale of convertible preferred stock	1,201,157	-
Cash payment for debt modification	(25,000)	-
Cash payment for public offering cost	(38,000)	-
Cash proceeds from advances from officer	-	400,000
Cash proceeds from notes payable, net	752,579	-
Cash payments for loans payable	(162,711)	(252,044)
Net cash provided by financing activities	1,728,025	147,956

Net increase (decrease) in cash and cash equivalents	14,261	(1,324,890)

Cash, beginning of the period	44,348	1,333,930

Cash, end of the period	$58,609	$9,040

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$800	$822
Cash paid for interest	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Unpaid deferred public offering costs	$130,565	$-
Issuance of preferred stock as debt issuance cost	$667,023	$-
Issuance of warrants as compensation for capital raise	$53,864	$-
Issuance of warrants to investors	$540,429	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

5

TOUGHBUILT INDUSTRIES, INC.

Notes to the Condensed Financial Statements

September 30, 2018 and 2017

(Unaudited)

NOTE 1: NATURE OF OPERATIONS AND BASIS OF PRESENTATION

General

The unaudited condensed financial statements of ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) as of September 30, 2018 and for the three and nine months ended September 30, 2018 and 2017 should be read in conjunction with the financial statements for the year ended December 31, 2017 included in the Company’s Registration Statement on Form S-1 (file no. 333-226104) (“Registration Statement”), which was filed with the Securities Exchange Commission (“SEC”) on July 9, 2018 and can also be found on the Company’s website (www.toughbuilt.com). In these notes the terms “us”, “we”, “it”, “its” or “our” refer to ToughBuilt. ToughBuilt was incorporated under the laws of the State of Nevada on April 9, 2012 under the name Phalanx, Inc. On December 29, 2015, Phalanx, Inc. changed its name to ToughBuilt Industries, Inc.

Description of Business

The Company designs and distributes innovative and superior quality tools and accessories to the home improvement community and the building industry. The Company aspires to augment brand loyalty in part from the enlightened creativity of its end users throughout the global tool market industry. The Company holds exclusive licenses to develop, manufacture, market, and distribute various home improvement and construction product lines for both Do-it-Yourself (“DIY”) and professional trade markets under the TOUGHBUILT® brand name.

TOUGHBUILT® distributes products in the following categories, all designed and engineered in the United States and manufactured by third party vendors in China:

●	tool belts, tool bags and other personal tool organizer products;
●	complete line of knee pads for various construction applications; and
●	job-site tools and material support products consisting of a full line of miter-saws and table saw stands, saw horses/job site tables and roller stands.

The Company believes that its product offerings combine the high quality and ruggedness required to withstand the rigors of use in the construction and DIY industries.

On November 14, 2018, the Company completed its initial public offering (“IPO”), pursuant to which it sold 2,670,000 Class A Units (“Class A Unit”), each Unit consisting of one share of common stock, par value $0.0001 per share, one Series A Warrant to purchase one share of common stock (“Series A Warrant”) and one Series B Warrant to purchase one share of common stock (“Series B Warrant”) at a purchase price of $5.00 per Class A Unit. The Company received net proceeds from the IPO of $12,415,500 after deducting underwriting discounts and commission of $934,500.

Liquidity and Management Plan

In accordance with Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), the Company’s management evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed financial statements are issued.

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As of September 30, 2018, the Company had cash on hand of $58,609. During the nine months ended September 30, 2018, the Company incurred a net loss of $7,137,615 and used $1,713,764 of cash in operations. At September 30, 2018, the Company had an accumulated deficit of $18,598,604 and does not expect to experience positive cash flows from operations in the near future as it continues expanding the organization to support planned sales growth while also continuing to invest in research and development of the Company’s products. The Company also expects to incur significant additional expenditures as a public company. Although it is difficult to predict the Company’s liquidity requirements, as of September 30, 2018, and further based upon the Company’s current operating plan and completion of its IPO, management believes that the Company will have sufficient cash to meet its projected operating requirements for at least the next 12 months following the issuance of these condensed financial statements.

Basis of Presentation

These interim condensed financial statements are unaudited and were prepared by the Company in accordance with generally accepted accounting principles in the United States of America (GAAP) and with the SEC’s instructions to Form 10-Q and Article 10 of Regulation S-X.

The preparation of interim condensed financial statements requires management to make assumptions and estimates that impact the amounts reported. These interim condensed financial statements, in the opinion of management, reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company’s results of operations, financial position and cash flows for the interim periods ended September 30, 2018 and 2017; however, certain information and footnote disclosures normally included in our audited annual financial statements, as included in the Company’s Registration Statement, have been condensed or omitted as permitted by GAAP. It is important to note that the Company’s results of operations and cash flows for interim periods are not necessarily indicative of the results of operations and cash flows to be expected for a full fiscal year or any other interim period.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Reverse Stock Split

On September 13, 2018, the Company effected a reverse stock split (the “Reverse Split”) of its issued and outstanding common stock, preferred stock, warrants and options (collectively, the “Equity Instruments”). As a result of the Reverse Split, each (2) units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into one (1) unit of Equity Instrument. The Reverse Split did not change the number of authorized shares or the par value of its common stock or preferred stock. All share amounts, per share data, share prices, exercise prices or conversion rates have been retroactively adjusted for the effect of the Reverse Split.

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Accounts Receivable

Accounts receivable represent income earned from the sale of tools and accessories for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. At September 30, 2018 and December 31, 2017, no allowance for doubtful accounts was recorded.

The Company accounts for the transfer of accounts receivable to a third party under a factoring type arrangement in accordance with Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing”. ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though the Company has isolated the transferred (sold) assets and has the legal right to transfer its assets (accounts receivable), it does not meet the third test of effective control since its accounts receivable sales agreement with a third-party factor requires it to be liable in the event of default by one of its customers. Because it does not meet all three conditions, it does not qualify for sale treatment of its accounts receivable, and its debt thus incurred is presented as a secured loan liability, entitled “Loan payable - third party”, on its balance sheet.

Inventory

Inventory, which consists of finished goods, is valued at the lower of (i) the actual cost of its purchase or manufacture, or (ii) its net realizable value. Inventory cost is determined on the first-in, first-out method. The Company regularly reviews its inventory quantities on hand, and when appropriate, records a provision for excess and slow-moving inventory.

Property and Equipment

Property and equipment consists of the following items, which are treated as stated for accounting purposes:

●	Furniture and office equipment, and tools and mold equipment - recorded at cost and depreciated on a straight-line basis over their estimated useful life of four to five years;
●	Leasehold improvements - recorded at cost and amortized over the term of the lease;
●	Expenditures for renewals and betterments – capitalized; and.
●	Expenditures for minor items, repairs and maintenance - charged to operations as incurred.

Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Fair Value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

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Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities, loan payable to third party and note payable. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of the Company’s cash equivalents is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenue when the product is delivered to the customer, and the ownership is transferred. The Company’s revenue recognition policy is based on the revenue recognition criteria established under the SEC’s Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element are as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonable assured. Revenue is recognized net of rebates and customer allowances, as appropriate.

Stock Based Compensation

The Company accounts for employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the comparable companies and estimates the expected term for employee stock options using the simplified method for employees and directors and the contractual term. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of Class A and B warrants, convertible preferred stock and convertible debentures. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

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Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	September 30, 2018	September 30, 2017
	(Unaudited)	(Unaudited)
Common stock warrants	372,359	206,309
Stock options exercisable to common stock	1,125,000	125,000
Shares issuable upon conversion of debt	1,365,045	613,447
Shares issuable upon conversion of preferred stock	1,254,643	198,875
Total potentially dilutive securities	4,117,047	1,143,631

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended.

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our condensed financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3: FACTOR RECEIVABLES, LETTERS OF CREDIT PAYABLE AND LOAN PAYABLE

In April 2013, the Company entered into a financing arrangement with a third-party purchase order financing company (the “Factor”), whereby the Company assigned to the Factor selected sales orders from its customers in exchange for opening a letter of credit (“LC”) with its vendors to manufacture its products. The Company paid an initial fixed fee of 5% of the cost of products it purchased from the vendor upon opening the LC, and 1% each 30 days thereafter, after the LC is funded by the Factor until such time as the Factor receives the payment from the Company’s customers. The factoring agreement provides for full recourse against the Company for factored accounts receivable that are not collected by the Factor for any reason, and the collection of such accounts receivable is fully secured by substantially all the receivables of the Company. The factoring advances for the LCs at September 30, 2018 and December 31, 2017 have been treated as a loan payable to third party in the accompanying balance sheets and were $916,230 and $1,078,941, respectively. The total sales factored, net of allowances for sales returns, discounts and rebates, for the three months ended September 30, 2018 and 2017 were $1,670,177 and $1,603,813, respectively, and for nine months ended September 30, 2018 and 2017, were $5,834,507 and $5,930,922, respectively. The factor fees incurred for the three months ended September 30, 2018 and 2017 were $82,450 and $112,639, respectively, and for nine months ended September 30, 2018 and 2017, were $309,311 and $497,497, respectively. Total outstanding accounts receivable factored, net of allowance for sales returns, discounts and rebates of $13,000, as of September 30, 2018 and December 31, 2017 were $1,226,006 and $1,663,398, respectively.

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NOTE 4: PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

Description	September 30, 2018	December 31, 2017
	(Unaudited)
Computer equipment	$88,615	$88,615
Furniture and office equipment	136,955	136,955
Leasehold improvements	37,899	37,899
Tooling and molds	249,690	249,690
Website design	9,850	9,850
	523,009	523,009
Less: accumulated depreciation	(271,112)	(178,090)
Property and Equipment, net	$251,897	$344,919

Depreciation expense for the three months ended September 30, 2018 and 2017, was $31,007 and $30,753, respectively, and for nine months ended September 30, 2018 and 2017, was $93,021 and $88,619, respectively.

NOTE 5: CONVERTIBLE DEBENTURES

Convertible debentures consist of the following:

	September 30, 2018	December 31, 2017
	(Unaudited)
Convertible debenture - Hillair Capital	$4,182,709	3,784,230
Convertible debenture – HSPL Capital	2,117,501	1,915,770
Less: Original issuance discount	-	(267,619)
Less: Class B Convertible Preferred Stock discount	-	(207,125)
Less: Debt issuance cost	-	(361,110)
Convertible debentures, net	$6,300,210	$4,864,146
Current portion	$6,300,210	$4,864,146

On January 16, 2018, the Company and the holders of the Debentures mutually agreed to amend the terms of their Securities Purchase Agreement. The Company agreed to issue and deliver to (i) Hillair Capital an amended and restated Debenture in the principal amount of $4,182,709 and an additional 41,826 shares of Class B Preferred Stock, and to (ii) HSPL Capital Advisors, LLC (“HSPL Capital”), an amended and restated Debenture in the principal amount of $2,117,501 and an additional 21,174 shares of Class B Preferred Stock. The amended Debentures are comprised of the principal balance of the original debentures plus all accrued but unpaid interest as of the date of the amendment. The termination date of the debentures was extended to September 1, 2018, with the entire principal and accrued interest balances being due on that date. The additional 63,000 Class B Preferred Shares issued to the debenture holders were treated as debt discount and valued at $404,523. The Company accounted for such amendment as a modification to the Debentures. On August 28, 2018, the maturity date was further extended to September 30, 2018 (Note 11), with the holders receiving, on a pro rata basis, 7,500 shares of the Company’s Class B Convertible Preferred Stock.

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The Company has the option to redeem the Debentures at any time at a price equal to 120% after the first twelve months. In the event of an IPO, the Company may elect to redeem up to 50% of the then outstanding principal amount of the Debentures at a 120% premium.

The Debentures are convertible at the investor’s option, at the standard conversion price of $10.00 or, upon the listing of the common stock of the Company on a national securities exchange through an IPO, the conversion price adjusts to 120% of the price at which the shares of common stock are offered. The conversion price is also to be reset if the Company issues or grants any rights to their common stock or any type of security convertible into or exercisable or exchangeable for, common stock, including any re-pricing of any such shares, at a price below the then-applicable conversion price, at which occurrence the conversion price will be adjusted downward such that it will equal the sale price or conversion price, as applicable. Any adjusted conversion price shall not be less than $2.00 per share.

The Company analyzed whether the conversion feature should be bifurcated and accounted for as a derivative liability. The Company has elected to early adopt ASU 2017-11, and therefore the down round provision is not included in the consideration of being indexed to the Company’s own stock. As noted previously, the conversion feature has a fixed standard conversion price, which adjusts upon an IPO. As the adjustment contingency is based on an IPO, and the price to which it adjusts is based on the share price of the Company’s stock, which is a standard input to the valuation, the conversion feature would be considered indexed to its own stock. Therefore, the embedded derivative qualified for the scope exception in ASC 815-10-15-74(a) and would not be bifurcated and accounted for separately as a derivative liability. The Company determined that the fair value of a share of its common stock on the original issuance date of the Debentures was $3.58. As the conversion price exceeds the fair value of the stock on the commitment date, there is no beneficial conversion feature to be recognized.

The Company also evaluated the redemption call feature to determine if it was required to be bifurcated, under the guidance for call options which can accelerate the settlement of debt instruments contained in debt issued with a discount. As the call feature does not fall under any of the conditions set forth in the guidance, it is considered to be clearly and closely related to the debt host contract, and therefore is not required to bifurcated.

The shares of the common stock issuable upon any conversion of the debenture (other than any such shares issued by the Company to the lender in connection with amortization payments) will be subject to a lock-up arrangement until 180 days following the date of an IPO.

The Company has recorded interest expense relating to the Debentures of $269,001 and $114,000 for the three months ended September 30, 2018 and 2017, respectively, and $576,760 and $342,000 for the nine months ended September 30, 2018 and 2017, respectively.

The Company has recorded interest expense due to the amortization of the debt discount related to the Debentures arising from the original issue discount (the “OID”) and Class B Convertible Preferred Stock, of $252,955 and $159,429 for the three months ended September 30, 2018 and 2017, respectively, and $879,266 and $478,286 for the nine months ended September 30, 2018 and 2017, respectively. The unamortized portion of OID and Class B Convertible Preferred Stock was $0 and $474,744 at September 30, 2018 and December 31, 2017, respectively.

The Company has recognized amortization of the debt issuance costs on the Debentures as interest expense in the amount of $434,708 and $112,873 for the three months ended September 30, 2018 and 2017, and $660,453 and $338,618 for the nine months ended September 30, 2018 and 2017, respectively. The unamortized portion of debt issuance cost on 2016 Convertible Debenture was $0 and $361,110 at September 30, 2018 and December 31, 2017, respectively.

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NOTE 6 - NOTES PAYABLE

On June 19, 2018, the Company executed a promissory note in the principal amount of $114,000 with a third party which was initially due and payable on September 30, 2018. The Company received cash proceeds of $100,000 from the promissory note. The promissory note is unsecured, bears an interest rate of 1.9% per month, and was issued with an original issue discount of 14%. On September 30, 2018, the Company and the third party mutually agreed to extend the maturity date of the promissory note until the earlier of three business days after the closing of the Company’s IPO and November 15, 2018. The holder of the promissory note agreed to accept $7,500 as a fee for extending the maturity date of the promissory note. The Company recorded debt discount of $12,505 and $7,500 for the extension of the maturity date of the promissory note as interest expense for the three months ended September 30, 2018. In addition, the Company recorded $6,642 as interest expense on the promissory note for the three months ended September 30, 2018. For the nine months ended September 30, 2018, the Company recorded debt discount of $14,000, the extension of the maturity date of the promissory note as debt discount of $7,500, and interest expense of $7,436. Accrued interest payable on the promissory note was $7,436 at September 30, 2018.

On August 31, 2018, the Company executed six (6) unsecured promissory notes, with an original issuance debt discount of 15%, for a cumulative principal sum of $862,500 and gross proceeds of $750,000. The Company promised to pay the promissory note holders the aggregate principal sum of $862,500 on the earlier of (i) the third trading day after the closing of the Company’s IPO and (ii) November 30, 2018. At closing on September 4, 2018, the Company received cash proceeds of $652,579, which was the gross proceeds of $750,000, net of placement agent fees of $62,850, legal fees of $30,571, and escrow fees if $4,000. In addition, the Company issued to the six note holders an aggregate of 18,750 shares of Class B Convertible Preferred Stock, and 7,500 warrants to the placement agent (Note 10). The Company recorded debt issuance cost and debt discount of $62,735 as interest expense for the three months and nine months ended September 30, 2018. The unamortized portion of debt discount and debt issuance costs was $334,686 at September 30, 2018.

NOTE 7 – RELATED PARTY TRANSACTIONS AND BALANCES

In May 2017, the Company executed three unsecured promissory notes with an aggregate principal balance of $400,000, with an officer and director, bearing an interest rate of 10% per annum, due on demand or before September 30, 2018. On September 30, 2018, the Company extended the maturity date of the promissory notes to three (3) business days after the consummation of the sale of the Company’s equity securities in an IPO. On September 30, 2018, the Company and the officer and director mutually agreed to convert $200,000 of the principal of the promissory notes into shares of common stock of the Company at a conversion price equal to the per unit price of the initial public offering, with the remaining $200,000 balance of the principal and accrued interest to be paid in cash. The Company has recorded interest expense of $10,082 and $3,206 on these promissory notes for the three months ended September 30, 2018 and 2017, respectively, and interest expense of $29,918 and $6,836 on these promissory notes for the nine months ended September 30, 2018 and 2017, respectively. The Company has recorded $40,000 and $10,082 as accrued interest as of September 30, 2018 and December 31, 2017, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company paid rent to business suites for maintaining its corporate office address in Nevada and California.

On January 3, 2017, the Company executed a non-cancellable operating lease for its principal office with the lease commencing February 1, 2017 for a five (5) year term. The Company paid a security deposit of $29,297 on January 3, 2017 upon execution of the lease. The lease required the Company to pay its proportionate share of direct costs estimated to be 22.54% of the total property, a fixed monthly direct cost of $6,201 for each month during the term of the lease, and monthly rental pursuant to the lease terms.

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Future minimum lease commitments of the Company are as follows:

For the years ending December 31,	Amount
2018(remaining)	$42,359
2019	174,872
2020	180,993
2021	187,327
2022	15,655
Total	$601,206

The Company recorded rent expense of $59,540 and $51,380 for the three months ended September 30, 2018 and 2017, respectively, and $142,261 and $170,953 for the nine months ended September 30, 2018 and 2017, respectively.

Employment Agreements with Officers

On January 3, 2017, the Company entered into an employment agreement with its President/Chief Executive Officer for a five-year term. The officer received a sign-on-bonus of $50,000 and is entitled to an annual base salary of $350,000 to increase by 10% each year commencing on January 1, 2018. The officer was also granted a stock option to purchase 125,000 shares of the Company’s common stock at an exercise price of $10.00 per share.

On January 3, 2017, the Company entered into an employment agreement with its Vice-President of Design and Development for a five-year term. Under the terms of this agreement, the officer received a sign-on-bonus of $35,000 and is entitled to an annual base salary of $250,000 beginning on December 1, 2016 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Operating Officer and Secretary for a three-year term. Under the terms of this agreement, the officer is entitled to an annual base salary of $180,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

On January 3, 2017, the Company entered into an employment agreement with its Chief Financial Officer for a three-year term. Under the terms of this agreement, the officer is entitled to an annual base salary of $250,000 beginning on January 1, 2017 to increase by 10% each year commencing on January 1, 2018.

The employment agreements also entitles the officers to receive, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to the Company’s other senior executive officers.

On September 30, 2018, the officers and employees agreed to convert their deferred compensation of $650,100, owed as of September 30, 2018, into shares of Company common stock upon the consummation of an IPO at a price equal to the per unit offering price in the IPO.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

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On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our Chief Executive Officer, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian. The motion was denied. On September 13, 2018, the Company and Panosian satisfied the Judgments by payment of $252,924.69 (which included $10,303.48 post judgment interest) to Minassian and by issuing him shares reflecting a 7% ownership stake in the Company. The Company has recorded the litigation expense of $1,192,488 for the nine months ended September 30, 2018.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

Other Compliance Matters

As of September 30, 2018, the Company was delinquent in its federal and state payroll tax payments in the aggregate amount of approximately $689,388. The Company has subsequently remitted all of its delinquent federal and state payroll tax payments, including interest and penalties, to the payroll tax authorities.

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s capitalization at September 30, 2018 was 100,000,000 authorized common shares and 5,000,000 authorized preferred shares, both with a par value of $0.0001 per share.

On September 13, 2018, the Company effectuated a reverse stock split (the “Reverse Split”) of its issued and outstanding common stock, preferred stock, warrants and options (collectively the “Equity Instruments”). As a result of the Reverse Split, each (2) units of Equity Instruments issued and outstanding prior to the Reverse Split were converted into one (1 unit) of Equity Instrument.

Common Stock

On August 22, 2018, the Company issued 8,334 restricted shares of its common stock valued at $42,801 to a consultant for providing business advisory and consulting services.

As of September 30, 2018, and December 31, 2017, 3,687,834 shares and 3,679,500 shares of common stock were issued and outstanding.

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Warrants

Placement Agent Warrants

The Company has issued warrants, each to purchase one share of its common stock at an exercise price of $12.00 per share, to the placement agent. The warrants issued in its October 2016 Private Placement expire on October 17, 2021, and the warrants issued in its March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing expire on September 4, 2023. The exercise price and number of shares of common stock or other securities issuable on exercise of such warrants are subject to customary adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our Company. As of September 30, 2018, 45,775 warrants have been issued to the placement agent, are outstanding and are currently exercisable.

Class A Warrants

On January 25, 2016, the Company initiated a Private Placement and issued Class A Warrants to purchase 61,083 shares of common stock at a price of $12.00 per share through and including December 31, 2018.

The Class A Warrants are redeemable upon thirty (30) days’ notice, at a price of $0.60 per Class A Warrant, provided the average of the closing bid price of the common stock, as reported by NASDAQ or the average of the last sale price if the common stock is then listed on the NASDAQ or another national securities exchange, shall exceed $24.00 per share (subject to adjustment) for ten (10) consecutive trading days prior to the third day preceding the date on which notice of redemption is given by the warrant holder. The holders of Class A Warrants subject to redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and number of shares of common stock or other securities issuable on exercise of the Class A Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our company. However, no Class A Warrant is subject to adjustment for issuances of common stock at a price below the exercise price of that Class A Warrant.

The Company has 61,083 Class A Warrants issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

Class B Convertible Preferred Stock and Class B Warrants

On January 8, 2018, the Company conducted a confidential private placement of its securities in which the Company offered to sell a minimum of 160,000 units and a maximum of 300,000 units to certain accredited investors, with each such unit consisting of (i) one-half (1/2) share of Company’s Class B Convertible Preferred Stock Class B Preferred Stock, par value of $0.0001 per share, and (ii) one-half (1/2) of a Class B Warrant to purchase one-half (1/2) share of the Company’s common stock, par value $0.0001 per share. On March 14, 2018, the Company sold 162,000 units at a $5.00 per unit purchase price for gross proceeds of $810,000 in the first closing, and received cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on the capital raise, $128,000 in legal fees, and $4,000 in escrow fees. Each Class B Warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five (5) years from the date of issuance. An aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants were issued. The placement agent received warrants to purchase up to 4,050 shares of our common stock at an exercise price of $12.00 per share.

On May 2, 2018, the Company conducted a confidential private placement of its securities in which the Company offered to sell 140,000 units at $5.00 per unit to certain accredited investors, with each such unit consisting of (i) one-half (1/2) share of Company’s Convertible Preferred Stock, par value of $0.0001 per share, and (one-half (1/2) Class B Warrant to purchase one-half (1/2) share of the Company’s common stock, par value $0.0001 per share. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. On May 15, 2018, the Company sold all 140,000 for gross proceeds of $700,000, and received cash proceeds of $587,957, net of commissions and fees of $74,574 earned by the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. The Company issued to the underwriter 3,500 Placement Agent Warrants at their fair value of $12,527.

On August 28, 2018, the holders of the convertible debentures and the Company agreed to extend the maturity date of those debentures to September 30, 2018 and received on a pro rata basis, 7,500 shares of the Company’s Class B Convertible Preferred Stock valued at $75,000, in exchange for extending the maturity date to September 30, 2018 (Note 5).

On September 4, 2018, the Company issued to the six (6) promissory note holders an aggregate of 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 Placement Agent Warrants at their fair value of $26,843 pursuant to the August 31, 2018 financing agreement (Note 6).

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Terms of the Class B Convertible Preferred Stock

The Class B Convertible Preferred Stock is convertible at the holder’s option at any time into shares of common stock at a conversion price of $10.00 per share, as may be adjusted. The Class B Convertible Preferred Stock will be automatically converted upon the completion of an IPO at an adjusted conversion price that is, in the case of: (i) a Qualified IPO (as defined), the lesser of (A) $10.00 per share and (B) seventy percent (70%) of the offering price per share of common stock in such Qualified IPO; (ii) a Non-Qualified IPO (as defined), fifty percent (50%) of the lesser of (A) $10.00 per share and (B) the offering price per share of common stock in such Non-Qualified IPO, or (iii) an OTC Listing, at fifty percent (50%) of $10.00 per share. The conversion price of the Class B Convertible Preferred Stock is subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the common stock. The conversion price of the Class B Convertible Preferred Stock is also subject to adjustment if the company consummates a subsequent sale of common stock (or securities exercisable for or convertible into common stock) prior to an initial public offering of common stock, at a purchase price per share of common stock (or, with respect to securities exercisable for or convertible into common stock, having an exercise or conversion price- per share of common stock) less than $10.00 per share, at which time it will adjust to the new securities’ price. The Class B Convertible Preferred Stock is also subject to redemption in cash at the option of the holders at any time after the second anniversary of the initial closing, in an amount per share equal to 120% of the greater of (a) the stated value and (b) the fair market value of such Class B Convertible Preferred Stock. As the Class B Preferred Stock is not mandatorily redeemable it is to be classified in equity, but as the redemption is not solely in the control of the Company it is classified outside of permanent equity in mezzanine equity.

The Class B Convertible Preferred Stock was analyzed for any embedded derivatives that should be bifurcated and accounted for separately. An embedded conversion feature shall be separated from the host contract and accounted for as a derivative instrument if certain criteria are met, one of which is that the embedded derivative must not be clearly and closely related to the economic characteristics and risks of the host instrument. The Company therefore analyzed if the conversion feature is more akin to debt or equity. The considerations included that the Class B Preferred Stock does not have mandatory redemption, nor is it contingently redeemable at inception or for the first two years, no dividends are to be paid, nor is there a stated return. Furthermore, the Class B Convertible Preferred Stock has voting rights with the common stock and with a number of votes equal to the number of shares of common stock then issuable upon conversion. The Class B Convertible Preferred Stock automatically converts to equity upon the completion of an IPO, which is another factor to weigh towards being akin to equity. These factors all make the Class B Convertible Preferred Stock more akin to equity than debt. As the conversion feature is an equity linked instrument, the Company concluded that the embedded conversion feature and the Class B Convertible Preferred Stock are clearly and closely related, and since it does not meet all three criteria, it would not be required to be bifurcated and accounted for separately. The conversion feature does not have a beneficial aspect as the conversion price exceeds the fair value of the common stock, which was valued at $3.58 per share as of the commitment date of March 14, 2018 and May 15, 2018, respectively.

The Company also analyzed the redemption feature to determine if was necessary to accrete the Class B Preferred Stock up to the redemption value. The accretion is not required until it is probable that the Class B Convertible Preferred Stock will become redeemable. The Class B Convertible Preferred Stock is convertible, mandatorily upon the expected IPO and at any time at the option of the holders, and the holders cannot exercise the redemption feature until two years after issuance date. The Company has determined it is not probable the Class B Preferred Stock will be redeemed, as they expect the Class B Convertible Preferred Stock to be converted into common shares prior to the period in which they would be redeemable. The Company believes that the expected IPO will close before the Class B Convertible Preferred Stock become redeemable at the option of the holders. The Company will re-evaluate this uncertainty every period, and at such time as they determine redemption is probable, the carrying amount of the preferred stock should be accreted to its redemption value.

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Terms of the Class B Warrants

Each Class B Warrant included in the October Units entitles the holder thereof to purchase one share of common stock at a price of $12.00 per share, with a five-year exercise term. The exercise price and number of shares of common stock or other securities issuable upon exercise of the warrants are subject to certain adjustments, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. The exercise price of the warrants is also subject to a future issuance anti-dilution adjustment. While the Class B Convertible Preferred Stock is outstanding, if the conversion price of the Class B Convertible Preferred Stock is reset upon a dilutive issuance, the exercise price for the warrants adjusts to 120% of the adjusted Class B Convertible Preferred Stock conversion price. After the Class B Convertible Preferred Stock is no longer outstanding, the exercise price is adjustable to the new issuance price upon any future dilutive issuance. The Company evaluated if the warrants fell within the scope exception in ASC 815-10-15-74(a). The Company has elected to early adopt ASU 2017-11, and accordingly the reset provision is not included in the consideration of whether the warrants are indexed to the Company’s own common stock, and as this is the only adjustment to the exercise price, the warrant would be considered indexed to its own stock. The warrants do not contain any provision which would preclude equity classification, and as a result the warrant qualifies for the derivative scope exception and is classified in equity.

As of September 30, 2018, 439,125 shares of Class B Convertible Preferred Stock, 265,500 Class B Warrants, and 45,775 Placement Agent Warrants were issued and outstanding. As of December 31, 2017, 198,875 shares of Class B Convertible Preferred Stock, 114,500 Class B Warrants, and 30,725 Placement Agent Warrants were issued and outstanding.

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board of Directors and approved by the shareholders on July 6, 2016. The awards per 2016 Plan may be granted through July 5, 2026 to the Company’s employees, consultants, directors and non-employee directors provided such consultants, directors and non-employee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The maximum number of shares of our common stock that may be issued under the 2016 Plan is 2,000,000 shares, which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 125,000 shares of common stock in any calendar year under the 2016 Plan pursuant to the grant of awards.

On January 3, 2017, the Board of Directors of the Company approved and granted to the President/Chief Executive Officer of the Company an option to purchase One Hundred and Twenty Five Thousand (125,000) shares of the Company’s Common Stock (“Option”) under the Company’s 2016 Equity Incentive Plan (the “Plan”). The Option will have an exercise price that is no less than $10.00 per share and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the one (1) year anniversary of the date of grant and, the remainder vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Vesting will depend on the Officer’s continued service as an employee with the Company and will be subject to the terms and conditions of the Plan and the written Stock Option Agreement governing the Option. As of December 31, 2017, the Company estimated the fair value of the options using the Black-Scholes option pricing model was $448,861. The Company recorded compensation expense of $28,054 and $84,162 for each of the vested periods of the stock options for the three months and nine months ended September 30, 2018 and 2017, respectively. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.60 at the issuance date; a risk-free interest rate of 1.72% and the expected volatility of the Company’s common stock of 315.83% (estimated based on the common stock of comparable public entities). As of September 30, 2018, the unrecognized compensation expense was $252,484 which will be recognized as compensation expense over 2.25 years.

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The 2018 Equity Incentive Plan

Effective July 1, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”). This 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan. Awards may be granted under the 2018 Plan through June 30, 2023 to the Company’s employees, officers, consultants, and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). No employee will be eligible to receive more than 200,000 shares of common stock in any calendar year under the 2018 Plan pursuant to the grant of awards. On September 12, 2018, the Board of Directors approved an increase in the number of shares of common stock reserved for future issuance under this Plan from 1,000,000 shares to 2,000,000 shares. On September 14, 2018, 1,000,000 shares of common stock underlying awards under the 2018 Plan were granted to the employees and officers, 25% vesting immediately on the date of grant and 25% vesting each year thereafter on the three subsequent anniversaries of the grant date. The Company estimated the fair value of the options using the Black-Scholes option pricing model was $2,026,159. The Company recorded compensation expense of $527,645 for the vested period of the stock options for the three and nine months ended September 30, 2018. The key valuation assumptions used consist, in part, of the price of the Company’s common stock ranging in price from $3.90 to $4.29 at the issuance date; a risk-free interest rate ranging from 2.88% to 2.99%, and the expected volatility of the Company’s common stock of 58% (estimated based on the common stock of comparable public entities). As of September 30, 2018, the unrecognized compensation expense was $1,498,514 which will be recognized as compensation expense over 3.96 years.

NOTE 10: CONCENTRATIONS

Concentration of Purchase Order Financing

The Company used a third-party financing company for the nine months ended September 30, 2018 and 2017, which provided letters of credit to vendors for a fee against the purchase orders received by the Company for sale of products to its customers. The letters of credit were issued to the vendors to manufacture Company’s products pursuant to the purchase orders received by the Company (See Note 3).

Concentration of Customers

The Company sold its products to four customers that accounted for approximately 72% and 70% of the total revenues for the three months ended September 30, 2018 and 2017, respectively. The same four customers accounted for 77% of the total accounts receivable balance due to the Company at September 30, 2018.

The Company sold its products to four customers that accounted for approximately 76% and 78% of the total revenues for the nine months ended September 30, 2018 and 2017, respectively. The same four customers accounted for 97% of the total accounts receivable balance due to the Company at September 30, 2018.

Concentration of Suppliers

The Company purchased products from three vendors for the three months ended September 30, 2018 and 2017, that accounted for approximately 93%, and 99% of its total purchases.

The Company purchased products from three vendors for the nine months ended September 30, 2018 and 2017, that accounted for approximately 98% and 99% of its total purchases.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2018. The Company’s bank balances exceeded FDIC insured amounts at times during the nine months ended as of September 30, 2018.

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Geographic Concentration

Geographical distribution of net revenue consisted of the following for the three months and nine months ended September 30, 2018 and 2017, respectively, as follows:

	Three Months ended September 30,
COUNTRIES	2018	2017
Australia	$502,517	$83,594
Belgium	34,056	55,019
Canada	231,438	226,264
South Korea	192,927	208,741
United Kingdom	162,565	174,048
United States of America	2,336,647	2,274,845
Total Net Revenue	$3,460,150	$3,022,511

	Nine Months ended September 30,
COUNTRIES	2018	2017
Australia	$1,237,525	$1,268,494
Belgium	89,060	134,649
Canada	457,697	437,697
Japan	-	2,998
Russia	112,102	-
South Korea	581,342	394,658
Sweden	2,311	-
United Kingdom	518,082	498,165
United States of America	8,927,509	6,968,453
Total Net Revenue	$11,925,629	$9,705,114

NOTE 11: SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 20, 2018, the date which the condensed financial statements were issued noting the following items that would impact the accounting for events or transactions in the current period or require additional disclosures.

On October 2, 2018, the holders of the convertible debentures and the Company agreed to amend the terms of their securities purchase agreements, accepting on a pro rata basis, and the holders were issued 15,000 shares of Class B Convertible Preferred Stock valued at $150,000 in exchange for extension of the maturity date to October 15, 2018. This date was subsequently extended to the earlier of the closing of the Company’s IPO and November 15, 2018 for payment of an additional 15,000 shares of Class B Convertible Preferred Stock valued at $150,000 (Note 5).

On October 18, 2018, the holders of the convertible debentures and the Company agreed to amend the terms of their securities purchase agreements by the holders agreeing to accept, in exchange of converting their notes payable into common shares into the public offering: (i) a redemption amount equal to $685,148 and accrued but unpaid interest on debentures of $814,852 as of October 18, 2018; (ii) an increase the principal amount of the debentures and the stated value of Class B Convertible Preferred Stock by 5% above of the current principal amount of the debentures and stated value amounting to $315,011; and (iii) the balance of debentures not subject to redemption being automatically converted into unregistered Class A Units on a $1.00 principal amount of debenture for $1.20 basis which resulted into additional expense of $1,433,298 to the Company (Note 5). On November 15, 2018, the Company paid $1,500,000 to the holders of convertible debentures pursuant to the amended terms of the securities purchase agreements.

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On October 18, 2018, the Company and Mr. Panosian filed a Notice of Appeal from the Order denying their motion for relief from the default judgment (Note 8).

On November 5, 2018, the holders of the six (6) promissory notes agreed to accept unregistered Class A Units at a per Unit conversion price equal to 80% of the per Unit purchase price in the Company’s initial public offering. The Company will recognize $215,625 of loss as a result of the modification of the terms of the promissory notes (Note 6).

On November 14, 2018, the Company consummated its IPO whereby it sold a total of 2,670,000 Class A Units, each Unit consisting of one share of common stock, par value $0.0001 per share, and a Series A Warrant to purchase one share of common stock and a Series B Warrant to purchase one share of common stock, on an offer price of $5.00 for each unit of a share and a Series A Warrant and a Series B Warrant (“Class A Unit”). The Company received net proceeds from the IPO of $12,415,500 after deducting underwriting discounts and commission of $945,500.

Concurrent with the closing of the IPO on November 14, 2018, the following private transactions were consummated in accordance with the related agreements (see Notes 5, 6, 7 and 8), all in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended:

(a)	1,366,768 unregistered Class A Units were issued upon the conversion of outstanding shares of Class B Convertible Preferred Stock at a conversion price of $3.50 per Class A Unit.

(b)	42,105 unregistered shares of common stock were issued upon conversion of the $200,000 principal amount of a promissory note due to an officer at a conversion price of $4.75 per share.

(c)	1,726,678 unregistered Class A Units were issued upon conversion of outstanding convertible debt instruments (consisting of all principal amounts and accrued and unpaid interest through the date of the IPO) at a conversion price of $5.00 per Unit.

(d)	136,863 unregistered shares of common stock were issued upon conversion of $650,100 of accrued and unpaid salaries to officers and directors at a conversion price of $4.75 per share.

(e)	215,625 unregistered Class A Units issued upon the conversion of outstanding principal amount of unsecured promissory notes at a conversion price of $4.00 per Unit.

On December 17, 2018, pursuant to the Underwriting Agreement dated November 8, 2018, by and between the Company and the underwriters named therein (the “Representative”), the Representative, on behalf of the underwriters, agreed to partially exercise the over allotment option to purchase an additional 25,000 shares of Common Stock, par value $0.0001, at a price of $4.98 per share, 400,500 Series A Warrants, at a price of $0.01 per warrant and 400,500 Series B Warrants, at a price of $0.01 per warrant. The Company received net proceeds from the exercise of over-allotment option of $121,909 after deducting commission and expenses of $10,601.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion of our financial condition and results of operations should be read in conjunction with, and is qualified in its entirety by, the condensed financial statements and notes thereto included in Item 1 in this Quarterly Report on Form 10-Q. This item contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements.

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this Quarterly Report on Form 10-Q are based on information available to us on the date of this Quarterly Report on Form 10-Q. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this Quarterly Report on Form 10-Q.

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Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our condensed financial statements and the related notes and other financial information included elsewhere in this Quarterly Report on Form 10-Q. Some of the information contained in this discussion and analysis or set forth elsewhere in this Quarterly Report on Form 10-Q, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this Quarterly Report on Form 10-Q for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All share and per share numbers have been retroactively adjusted to reflect the 1-for-2 reverse stock split effected on September 13, 2018.

Company History

Our Company was formed on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015.

Business Overview

Our company was formed to design, manufacture and distribute innovative tools and accessories to the building industry. The global tool market industry is a multibillion dollar business. According to a market research report “Power Tools Market by Mode (Electric (Corded & Cordless), Pneumatic, Others), Tool Type (Drilling & Fastening, Sawing, Demolition, Material Removal), Application (Industrial (Construction, Automotive, Aerospace, Energy), DIY) - Global Forecast to 2023” by MarketsandMarkets, INC., the domestic power tool market is expected to grow from $27.19 billion in 2017 to $35.58 billion by 2023, at an annual corporate growth rate of 4.6% between 2017 and 2023.

ToughBuilt’s business is based on development of innovative and state of the art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

Our current product line includes three major categories related to this field, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

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FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 (UNAUDITED)

Results of Operations

The following discussion should be read in conjunction with the condensed unaudited financial statements for the interim periods ended September 30, 2018 and 2017 respectively, included in this Quarterly Report on Form 10-Q.

For the three months ended September 30, 2018 compared to the three months ended September 30, 2017 (unaudited)

Revenues

Revenues for the three months ended September 30, 2018 and 2017 were $3,460,150 and $3,022,511, respectively. Revenues increased during this period by $437,639, or 14%, primarily due to our sale of its products on its internet sales platform, as well as an increase in recurring sales orders from existing customers.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2018 and 2017 was $2,806,041 and $2,167,367, respectively. Cost of goods sold increased in 2018 over 2017 by $638,674, or 29%, primarily due to increase in revenues, due to global increase in metal prices and packaging costs in 2018 over 2017 and selling products at a lower margin to gain strategic market share. Cost of goods sold as a percentage of revenues in 2018 was 81% as compared to 72% in 2017. We expect to reduce our cost of goods sold as a percentage of revenue as we increase our purchase volume and achieve operational efficiencies in production and work with automated factories to manufacture our product lines.

Operating Expenses

Selling, general and administrative expense (the “SG&A Expenses”) for the three months ended September 30, 2018 and 2017 was $1,918,613 and $975,795, respectively. SG&A Expenses increased in 2018 over 2017 by $942,818 or 97% primarily due to the increase in (i) legal expense and consulting fees paid to independent contractors and professional consultants, (ii) freight and shipping costs, (iii) stock compensation expense, (iv) travel, and (v) and a general increase in other general and administrative expenses necessary to support our growth. SG&A Expense in 2018 as a percentage of revenues was 55% as compared to 32% in 2017. We expect our SG&A expense will increase as we to recruit marketing, design and professional staff to expand our business and marketing operations and warehousing inventory on hand for domestic sales.

Research and development expenses (the “R&D”) for the three months ended September 30, 2018 and 2017 was $591,489 and $564,432, respectively. R&D expense increased in 2018 over 2017 by $27,057 or 5% primarily because (i) we designed and developed a ruggedized mobile device prototype during 2017 whereas a minimal R&D expense was incurred on this project in 2018, and (ii) we engaged independent contractors to engineer and develop applications for our mobile device and accessories in 2018 as compared to 2017, resulting in overall increase in R&D expense in 2018 over 2017.

Other Expense

Other expense consisted of interest expense for the three months ended September 30, 2018 and 2017 of $1,152,681 and $643,172, respectively. Interest expense increased in 2018 over 2017 by $509,509 or 79% primarily because (1) in 2018 we recorded the amortization of debt discount and debt issuance cost as interest expense upon issuance of 7,500 Class B convertible preferred stock to debenture holders to extend the maturity date of the note payable, and issuance of 18,750 Class B convertible preferred stock to six unsecured promissory noteholders, (2) recorded interest expense on convertible debenture at 10% in 2018 compared to 8% in 2017, and (3) recorded factor financing fees for purchase order financing as interest expense. We expect the interest expense in 2018 to increase over 2017 as we amortize the remaining unamortized debt discount and debt issuance costs as interest expense over the term of the note payable.

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Net Loss

We recorded a net loss of $3,088,675 for the three months ended September 30, 2018 compared to a net loss of $1,328,255 for the comparable period in 2017, an increase of $1,680,420 or 127%.

For the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017 (unaudited)

Revenues

Revenues for the nine months ended September 30, 2018 and 2017 were $11,925,629 and $9,705,114, respectively. Revenues increased during the nine months in 2018 over 2017 by $2,220,515 or 23% primarily due to adding new customers, sale of products on its internet sales platform and increase in the recurring sales orders from our existing customers.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2018 and 2017 was $9,221,071 and $6,927,114, respectively. Cost of goods sold increased in 2018 over 2017 by $2,293,957 or 33% primarily due to the increase in revenues, due to global increase in metal prices and packaging costs in 2018 over 2017, and introducing products in the market at a lower margins to gain strategic market share. Overall cost of goods sold as a percentage of revenues in 2018 was 77% as compared to 71% in 2017. We expect to reduce our cost of goods sold as a percentage of revenue as our purchased product volume from factories increases, and we obtain price reductions and achieve operational efficiencies in production and work with automated factories to manufacture our product lines as we increase our sales.

Operating Expenses

Selling, general and administrative expense for the nine months ended September 30, 2018 and 2017 was $4,641,290 and $4,012,924, respectively. SG&A Expense increased in 2018 over 2017 by $628,366 or 16% primarily due to increase in (i) legal and consulting fees paid to independent contractors and professional consultants, (ii) freight and shipping costs, (iii) stock compensation expense , and (iv) overall increase in other general and administrative expenses to better manage our growth. SG&A Expense in 2018 as a percentage of revenues was 39% as compared to 41% in 2017. We expect our SG&A expense will increase as we plan to recruit marketing, designers and professional staff as we embark on being a public reporting company, and expand our business and marketing operations and warehousing inventory on hand for domestic sales.

Litigation expense for the nine months ended September 30, 2018 and 2017 was $1,192,488 and $0, respectively. Litigation expense consisted of a cash award of $252,925 and issuance of shares of common stock reflecting 7% ownership stake in us to Edwin Minassian in satisfaction of the Judgments (disclosed in Note 8 to the condensed financial statements included in this Quarterly Report on Form 10-Q). We have recorded the litigation expense of $1,192,488 and has satisfied the Judgments by payment of $252,925 and by issuing him shares of common stock reflecting a 7% ownership stake in us.

Research and development expense for the nine months ended September 30, 2018 and 2017 was $1,446,913 and $1,751,749, respectively. R&D expense decreased in 2018 over 2017 by $304,836 or 17% primarily because (i) we designed and developed a ruggedized mobile device during 2017 whereas a minimal R&D expense was incurred on this project in 2018, and (2) we reduced the number of independent contractors assigned in R&D in 2018 as compared to 2017, resulting in overall reduction in R&D costs in 2018 over 2017.

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Other Expense

Other expense consisted of interest expense for the nine months ended September 30, 2018 and 2017 of $2,561,482 and $1,663,238, respectively. Interest expense increased in 2018 over 2017 by $898,244 or 54% primarily because (1) in 2018 we recorded the amortization of debt discount and debt issuance cost as interest expense upon issuance of 70,500 Class B Convertible Preferred Shares to debenture holders to modify the principal balance and extend the maturity date of the note payable, and issuance of 18,750 Class B Convertible Preferred Stock to six unsecured promissory noteholders , (2) recorded interest expense at 10% in 2018 compared to 8% in 2017, and (3) recorded factor financing fees for purchase order financing as interest expense. We expect the interest expense in 2018 to increase over 2017 as we amortize the remaining unamortized debt discount and debt issuance costs as interest expense over the term of the note payable.

Net Loss

As a result of the above explanations, we recorded a net loss of $7,137,615 for the nine months ended September 30, 2018 compared to a net loss of $4,649,911 for the comparable period in 2017, an increase of $2,487,704 or 54%.

Liquidity and Capital Resources

We have faced significant liquidity shortages as shown in the accompanying condensed financial statements. As of December 31, 2017 and September 30, 2018, our total liabilities exceeded our total assets by $8,259,411 and $11,907,856, respectively. We have recorded a net loss of $5,941,457 for the year ended December 31, 2017 and $7,137,615 for the nine months ended September 30, 2018 and recorded an accumulated deficit of $11,460,989 as of December 31, 2017 and $18,598,604 as of September 30, 2018. Net cash used in operating activities for the year ended December 31, 2017 was $1,429,468 and for the nine months ended September 30, 2018 was $1,713,764. Although we have had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to raise capital from private placements and further expand our operations geographically to continue our revenue growth.

On January 8, 2018, we conducted a private placement of our securities in which we sold 162,000 units for gross proceeds of $810,000 to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase one share of the Company’s common stock, par value $0.0001 per share. Each unit was sold at a price of $5.00 per unit. Each warrant sold has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. On March 14, 2018, we received cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on capital raise, $128,000 in legal fees, and $4,000 in escrow fees. Each of the units contained one half of a share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants. The placement agent received warrants to purchase up to 4,050 shares of our common stock at an exercise price of $12.00 per share.

On May 2, 2018, we conducted a confidential private placement of its securities in which we offered to sell a maximum 140,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of the Company’s Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) a warrant to purchase one half of one share of the Company’s common stock, par value $0.0001 per share. Each unit was sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. On May 15, 2018, we sold all 140,000 units for gross proceeds of $700,000, and received cash proceeds of $587,957, net of commissions of $56,000 and fees of $18,574 paid to the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. We issued to the underwriter 3,500 Placement Agent Warrants at their fair value of $12,527.

On September 4, 2018, we entered into securities purchase agreements with six accredited investors for the sale to those investors of unsecured promissory notes, with an aggregate principal amount of $862,500. Those notes carry an original issue discount of 15%, and the purchase price was $750,000. We promised to pay the note holders the principal sum of $862,500 on earlier of (i) the third trading day after the closing of the Company’s initial public offering, and (ii) November 30, 2018 or such earlier date as these promissory notes are required or permitted to be repaid. On closing of this offering, we received cash proceeds of $652,579 on September 5, 2018, net of commission and fees of $62,850 earned by the placement agent on capital raise, $30,571 in legal fees, and $4,000 in escrow fees. In addition, we issued to the six note holders 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 warrants to the placement agent, valued at their fair value of $26,843. On October 19, 2018 , these note holders agreed to convert all amounts due under the notes into unregistered Class A Units at a per Unit conversion price equal to 80% of the per Unit purchase price in our initial public offering.

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Although our sales increased by 23% during the nine months ended September 30, 2018 compared to the same period in 2017, we are continuing to focus our efforts on increased marketing campaigns and distribution programs to strengthen the demand for our products globally. Management anticipates that our capital resources will improve if our products gain wider market recognition and acceptance resulting in increased product sales. If we are not successful with our marketing efforts to increase sales and weak demand continues, we will experience a shortfall in cash and it will be necessary to further reduce our operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail our operations subsequent to September 30, 2018.

We had $58,609 in cash at September 30, 2018 as compared to $44,348 at December 31, 2017.

CASH FLOWS

Net cash flows used in operating activities for the nine months ended September 30, 2018 was $1,713,764, attributable to a net loss of $7,137,615, depreciation expense of $93,021, amortization of debt discount and debt issuance costs of $1,443,955, stock issued in settlement of judgment of $939,538, stock-based compensation expense of $654,608, and net increase of $2,292,729 in operating assets and liabilities primarily due to the net increase in accounts receivable, decrease in factory receivables, inventory, prepaid expenses, security deposits, and an increase in accounts payable, accrued payroll taxes, accrued interest and accrued liabilities, and a decrease in other current liabilities. Net cash flows used in operating activities for the nine months ended September 30, 2017 was $1,402,921, which was attributable to a net loss of $4,649,911, depreciation expense of $88,619, amortization of debt discount and debt issuance cost of $816,903, stock-based compensation expense of $84,162, and net increase of $2,257,306 in operating assets and liabilities primarily due to the net increase in accounts receivable, inventory, prepaid expenses, security deposits, accounts payable, accrued payroll taxes, accrued interest, other current liabilities and accrued liabilities, and a decrease in factor receivables.

Net cash used by investing activities for the nine months ended September 30, 2018 and 2017 was $0 and $69,925, respectively. We purchased property and equipment of $69,925 during the nine months ended September 30, 2017.

Net cash provided by financing activities for the nine months ended September 30, 2018 was $1,728,025, primarily due to cash received from sale of Class B Convertible Preferred Stock of $1,201,157 and of notes payable of $752,579, and net cash payments of $25,000 for debt modification, $38,000 for public offering cost and $162,711 for loans payable. Net cash provided by financing activities for the nine months ended September 30, 2017 was $147,956 due to cash proceeds received from an officer and director of $400,000, offset by cash payments of $254,044 to the factor.

As a result of the activities described above, we recorded a net increase in cash of $14,261 for the nine months ended September 30, 2018, and a net decrease of cash of $1,324,890 for the nine months ended September 30, 2017.

Recent Financings

March 2018 Private Placement

On January 8, 2018, we conducted a private placement of its securities in which we offered to sell a minimum of 160,000 units and a maximum of 300,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of the our Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase one half share of our common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. We sold 162,000 units at a price of $5.00 per unit for gross proceeds of $810,000, and received on March 14, 2018, cash proceeds of $613,200, net of commissions of $64,800 earned by the placement agent on capital raise, $128,000 in legal fees, and $4,000 in escrow fees. Each of the units contained one half of a share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants. The placement agent received warrants to purchase up to 4,050 shares of our common stock at an exercise price of $12.00 per share.

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May 2018 Private Placement

On May 2, 2018, we conducted a confidential private placement of its securities in which we offered to sell a maximum 140,000 units to certain accredited investors, with each such unit consisting of (i) one half of a share of our Class B Convertible Preferred Stock, par value of $0.0001 per share, and (ii) one half of a warrant to purchase one half of a share of the Company’s common stock, par value $0.0001 per share. Each unit will be sold at a price of $5.00 per unit. Each warrant has an initial exercise price of $12.00 per share, subject to adjustment, and is exercisable for a period of five years from the date of issuance. We sold all 140,000 units for gross proceeds of $700,000, and received cash proceeds of $587,957 on May 15, 2018, net of commissions and fees of $74,574 earned by the placement agent on capital raise, $33,469 in legal fees, and $4,000 in escrow fees. We issued to the underwriter 3,500 Placement Agent Warrants at their fair value of $12,527.

August 2018 Financing

Pursuant to the terms of August 2018 financing, we executed six (6) promissory notes, unsecured, with original issuance debt discount of 15%, for a cumulative principal sum of $862,500 on September 4, 2018. We promised to pay the note holders the principal sum of $862,500 on earlier of (i) the third trading day after the closing of the Company’s initial public offering, and (ii) November 30, 2018 or such earlier date as these promissory notes are required or permitted to be repaid. On closing of this offering, on September 5, 2018, we received cash proceeds of $652,579, net of commission and fees of $62,850 earned by the placement agent on capital raise, $30,571 in legal fees, and $4,000 in escrow fees. In addition, we issued to the six note holders 18,750 shares of Class B Convertible Preferred Stock valued at $120,394, and 7,500 warrants to the placement agent, valued at their fair value of $26,843. On October 19, 2018 , the holders of these notes agreed to convert all amounts due to them into unregistered Class A Units at a per Unit conversion price equal to 80% of the per Unit purchase price of a Class A Unit in the Company’s initial public offering.

On November 14, 2018, we completed its IPO whereby it sold a total of 2,670,000 Class A Units, each Unit consisting of one share of common stock, par value $0.0001 per share, and a Series A Warrant to purchase one share of common stock and a Series B Warrant to purchase one share of common stock, on an offer price of $5.00 for each unit of a share and a Series A Warrant and a Series B Warrant (“Class A Unit”). We received net proceeds from the IPO of $12,415,500 after deducting underwriting discounts and commission of $945,500.

On December 17, 2018, pursuant to the Underwriting Agreement dated November 8, 2018, by and between the Company and the underwriters named therein (the “Representative”), the Representative, on behalf of the underwriters, agreed to partially exercise the overallotment option to purchase an additional 25,000 shares of Common Stock, par value $0.0001, at a price of $4.98 per share, 400,500 Series A Warrants, at a price of $0.01 per warrant and 400,500 Series B Warrants, at a price of $0.01 per warrant. We received net proceeds from the exercise of over-allotment option of $121,909 after deducting commission and expenses of $10,601.

CRITICAL ACCOUNTING POLICIES

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us. These critical accounting policies relate to revenue recognition, measurement of stock purchase warrants issued with notes payable, beneficial conversion feature of convertible notes payable, impairment of intangible assets and long-lived assets, stock compensation, and the classification of warrant obligations, and evaluation of contingencies. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future financial condition or results of operations.

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Seasonality

Our business is a seasonal business. For the first calendar quarter, our business is fairly slow because we are not able to ship our products from China due to the Chinese New Year holidays when the Chinese factories are closed for production. We make up the lost sales from the first calendar quarter in the subsequent quarters.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, stock-based compensation, fair value of equity related instruments, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Accounts Receivable

Accounts receivable represent income earned from sale of tools and accessories for which our Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expects to collect from balances outstanding at period-end. We estimate the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay.

We account for the transfer of our accounts receivable to a third party under a factoring type arrangement in accordance with ASC 860 “Transfers and Servicing”. ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable), we do not meet the third test of effective control since our accounts receivable sales agreement with the third party factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a secured loan liability “Loan payable - third party” on our balance sheet.

Inventory

Inventory consists of finished goods, is valued at the lower of (i) the actual cost of its purchase or (ii) its current market value. Inventory cost is determined on the first-in, first-out method (“FIFO”). The Company regularly reviews its inventory quantities on hand, and when appropriate, records a provision for excess and slow-moving inventory.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

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Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, customer deposits, loans payable, note payable and amounts due to related parties. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

We recognize revenues when the product is delivered to the customer and the ownership is transferred. Our revenue recognition policy is based on the revenue recognition criteria established under the SEC’s Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonably assured. We recognize revenue net of rebates and customer allowances, as appropriate.

Earnings (Loss) Per Share

We compute net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

Please refer to Note 2 – “Summary of Significant Accounting Policies” in the notes to the unaudited condensed financial statements included in this Form 10-Q for information on recent accounting pronouncements and the expected impact on our unaudited condensed financial statements.

Related Party Transactions

In May 2017, we executed three unsecured promissory notes with Mr. Ohri totaling $400,000, bearing an interest rate of 10% per annum, due on demand or before June 1, 2018. On June 1, 2018, the maturity date on these promissory notes was extended to September 1, 2018. On August 30, 2018, the maturity date was further extended to September 30, 2018. On September 30, 2018, the maturity date of the insider notes was extended to the third business day subsequent to the date of the Company’s initial public offering, at which time $200,000 shall be paid in cash, and the balance of the principal amount of the notes ($200,000) to be converted into unregistered shares of the Company’s common stock at the initial public offering price.

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Financial Instruments

Fair Value

Our financial instruments consist of cash, accounts receivable, bank overdraft accounts payable and accrued liabilities, and notes payable. There are no significant differences between the carrying amounts of the items reported on the statements of financial position and their estimated fair values. Our risk exposures and their impact on our financial instruments are summarized below.

Credit Risk

We are exposed to credit risk on the accounts receivable from customers. In order to reduce our credit risk, we have adopted credit policies which include the regular review of outstanding accounts receivable. We do not have significant exposure to any individual clients or counterparty. At September 30, 2018, December 31, 2017 and 2016, management considered our credit risk in relation to such financial assets to be low and accordingly no allowance for loss has been recorded. Generally, the carrying amount on the statements of financial position of our financial assets exposed to credit risk, net of any applicable provisions for losses, represents the maximum amount exposed to credit risk.

Liquidity Risk

We are exposed to liquidity risk. Liquidity risk is the exposure of our Company to the risk of not being able to meet our financial obligations as they fall due. Our approach to managing liquidity risk is to ensure that we will have sufficient liquidity to meet liabilities when due. Our future liquidity is dependent on factors such as the ability to generate cash from operations and to raise money through debt or equity financing.

Foreign Currency Risk

Foreign exchange risk arises from the changes in foreign exchange rates that may affect the fair value or future cash flows of our financial assets or liabilities.

OFF-BALANCE SHEET ARRANGEMENTS

We have no obligations required to be disclosed herein as off-balance sheet arrangements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this item.

ITEM 4. CONTROLS AND PROCEDURES.

DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report.

Based on such evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of such period, our disclosure controls and procedures are not effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act and are effective in ensuring that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

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As of December 31, 2017 and September 30, 2018, we did not maintain effective controls over the control environment, including our internal control over financial reporting. Because we are a small start-up company with only two full time employees in our finance department, we lacked the ability to have adequate segregation of duties in the financial statement preparation process. In addition, lack of adequate review resulted in audit adjustments. Further, our Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.

Plan for Remediation of Material Weaknesses

We have appointed three independent directors, all effective as of the date of our initial listing on NASDAQ. Since these entity level controls have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

We believe that, since the date that we were made aware of our material weakness, we have improved our internal control over financial reporting by taking certain corrective steps that we believe minimize the likelihood of a recurrence. We have designed a disclosure controls and procedures regime pursuant to which our management has, among other things:

(a) identified the definition, objectives, application and scope of our internal control over financial reporting;

(b) delineated the duties of each member of the group responsible for maintaining the adequacy of our internal control over financial reporting. This group consists of:

(i) our Chief Executive Officer; and

(ii) our Chief Financial Officer who was engaged to prepare and assure compliance with both our internal control over financial reporting as well as our disclosure controls and procedures and review our disclosure controls and procedures on a regular basis, subject to our management’s supervision.

During the first quarter of 2017, we hired a full time Chief Financial Officer who assisted us in the identification of required key controls, the necessary steps required for procedures to ensure the appropriate communication and review of inputs necessary for the financial statement closing process, as well as for the appropriate presentation of disclosures within the financial statements. With material, complex and non-routine transactions, management has, and will continue to, seek guidance from third-party experts and/or consultants to gain a thorough understanding of these transactions. The remediation steps taken are subject to ongoing senior management review and Board of Directors oversight. Management believes there have been significant improvements of internal controls over financial reporting during the year ended December 31, 2017 and for the nine months ended September 30, 2018. Management anticipates that the continuing efforts will effectively remediate the material deficiencies relating to segregation of duties which existed as of December 31, 2017 and September 30, 2018. Our management has been actively engaged in planning for, designing and implementing the corrective steps described above to enhance the effectiveness of our disclosure controls and procedures as well as our internal control over financial reporting. Our management, together with our Board of Directors, is committed to achieving and maintaining a strong control environment, high ethical standards, and financial reporting integrity.

While management is implementing corrective steps to remediate its internal control deficiencies, we cannot assure you that they will be sufficient enough to be free of a material weakness. If we should in the future conclude that our internal control over financial reporting suffers from a material weakness, we will be required to expend additional resources to improve it. Any additional instances of material deficiencies could require a restatement of our financial statements. If such restatements are required, there could be a material adverse effect on our investors’ confidence that our financial statements fairly present our financial condition and results of operations, which in turn could materially and adversely affect the market price of our common stock.

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CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

Other than the remediation activities undertaken by us as disclosed above, there have been no changes in our internal control over financial reporting during the last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities.

The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. Other than as described in this Item 1., we are not presently a party to any pending or threatened legal proceedings.

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our CEO, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian. The motion was denied on August 29, 2018 as a result of a court hearing held on August 3, 2018. On September 13, 2018, the Company and Mr. Panosian satisfied the Judgments by payment of $252,924.69 (which includes $10,303.48 post judgment interest) to Mr. Minassian and by issuing him shares reflecting a 7% ownership stake in the Company from management-owned shares. On October 18, 2018, the Company and Mr. Panosian filed a Notice of Appeal in the Superior Court of the State of California, Los Angeles County, with respect to the Order denying their motion for relief from the above-referenced judgment.

As of September 30, 2018, the Company was delinquent in its federal and state payroll tax payments in the aggregate amount of $689,388. The Company has since satisfied its federal and state payroll tax obligations in full, including interest and penalties, after completion of its initial public offering.

ITEM 1A. RISK FACTORS.

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this item.

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ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

During the three months ended September 30, 2018 and subsequent thereto through the date of filing this report, we conducted the following transactions, all exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

On September 4, 2018, we entered into securities purchase agreements with six accredited investors for the sale to those investors of unsecured promissory notes, with an aggregate principal amount of $862,500. Those notes carry an original issue discount of 15%, and the purchase price was $750,000. On October 19, 2018 , the holders of the six (6) promissory notes agreed to accept unregistered Class A Units at a per Unit conversion price equal to 80% of the per Unit purchase price in the Company’s initial public offering.

On August 22, 2018, the holders of the convertible debentures and the Company agreed to further amend the terms of their securities purchase agreement originally executed in October 2016. The holders of the convertible debentures agreed to accept on a proportional basis, 7,500 shares of Class B Convertible Preferred Stock in exchange of extending the redemption date to September 30, 2018. On October 2, 2018, this was extended to October 15, 2018 with a payment of an additional 15,000 shares of Series B Convertible Preferred Stock. A further amendment extended the maturity date to the earlier of the closing of our initial public offering and November 15, 2018 for a payment of an aggregate of an additional 15,000 shares of the Company’s Class B Convertible Preferred Stock.

At the closing of our IPO, we issued the following Class A Units and shares of our Common Stock:

●	1,726,678 unregistered Class A Units issuable upon the conversion of outstanding convertible debt instruments (consisting of all principal amounts and accrued and unpaid interest thereon through October 31 , 2018 other than amounts subject to the cash payment being made with respect to the notes pursuant to the October 18, 2018 Amendment, Consent and Waiver Agreements with respect thereto, and in all further instances in this Quarterly Report on Form 10-Q, constituting the same amount of principal and accrued and unpaid interest thereon).

●	215,625 unregistered Class A Units issuable upon the conversion of outstanding principal amount of unsecured promissory notes.

●	42,105 shares of our common stock issuable upon conversion of the $200,000 principal amount of a promissory note due to an insider;

●	136,863 shares of our common stock issuable upon conversion of the $650,100 amount of accrued and unpaid salaries to our officers and directors;

●	1,366,768 unregistered Class A Units issuable upon the conversion of outstanding shares of Class B Convertible Preferred Stock at a conversion price of $3.50 per Class A Unit

On December 17, 2018, pursuant to the Underwriting Agreement dated November 8, 2018, by and between the Company and the underwriters named therein (the “Representative”), the Representative, on behalf of the underwriters agreed, to partially exercise the over allotment option to purchase an additional 25,000 shares of Common Stock, par value $0.0001, at a price of $4.98 per share, 400,500 Series A Warrants, at a price of $0.01 per warrant and 400,500 Series B Warrants, at a price of $0.01 per warrant. We received net proceeds from the exercise of over-allotment option of $121,909 after deducting commission and expenses of $10,601.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

We have no disclosure applicable to this item.

ITEM 4. MINE SAFETY DISCLOSURES.

We have no disclosure applicable to this item.

ITEM 5. OTHER INFORMATION.

We have no disclosure applicable to this item.

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ITEM 6. EXHIBITS.

(a) Exhibits. The following documents are filed as part of this report:

31.1	Certification of Principal Executive Officer pursuant to Securities Exchange Act rules 13a- 14(a) and 15d-14(a) as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Securities Exchange Act rules 13a- 14(a) and 15d-14(a) as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002

101	Interactive Data Files

	101.INS	XBRL Instance Document
	101.SCH	XBRL Schema Document
	101.CAL	XBRL Calculation Linkbase Document
	101.DEF	XBRL Definition Linkbase Document
	101.LAB	XBRL Label Linkbase Document
	101.PRE	XBRL Presentation Linkbase Document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: December 20, 2018	By:	/s/ Michael Panosian
MICHAEL PANOSIAN
CHIEF EXECUTIVE OFFICER AND CHAIRMAN
(Principal Executive Officer)

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EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a), AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Panosian, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of ToughBuilt Industries, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 20, 2018

/s/ Michael Panosian
MICHAEL PANOSIAN
CHIEF EXECUTIVE OFFICER AND CHAIRMAN
(PRINCIPAL EXECUTIVE OFFICER)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a), AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Manu Ohri, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of ToughBuilt Industries, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 20, 2018

/s/ Manu Ohri
MANU OHRI
CHIEF FINANCIAL OFFICER
(PRINCIPAL FINANCIAL OFFICER)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ToughBuilt Industries, Inc. (the “Registrant”) on Form 10-Q for the nine-month period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof, I, Michael Panosian, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ToughBuilt Industries, Inc.

Dated: December 20, 2018	/s/ Michael Panosian
Michael Panosian
Chief Executive Officer
ToughBuilt Industries, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ToughBuilt Industries, Inc. and will be retained by ToughBuilt Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ToughBuilt Industries, Inc. (the “Registrant”) on Form 10-Q for the nine-month period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof, I, Manu Ohri, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ToughBuilt Industries, Inc.

Dated: December 20, 2018	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer
ToughBuilt Industries, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ToughBuilt Industries, Inc. and will be retained by ToughBuilt Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2019, ToughBuilt Industries, Inc. (the “Company”) entered into exchange agreements with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its Common Stock, for total gross proceeds to the Company of $2,332,638. Those investors also exchanged Series A Warrants to purchase 508,940 shares of its Common Stock into 508,940 shares of its Common Stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.77, and the warrants are not exercisable until the six month anniversary of the date of issuance thereof.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01 above.

Item 9.01 Exhibits

10.01	Form of Exchange Agreement
10.02	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: January 25, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this 24th day of January, 2019, by and between ToughBuilt Industries, Inc., a Nevada corporation with offices located at 25371 Commercentre Drive, Suite 200, Lake Forest, CA 9263 (the “Company”) and the Holder signatory hereto (the “Holder”), with reference to the following facts:

A. The Company previously issued to Holder, among other things, that certain Series A Warrant (the “Existing Warrant”) exercisable into ______ shares of Common Stock (as defined below), pursuant to (i) the Company’s Registration Statements on Form S-1 (File numbers 333-226104 and 333-228287) and (ii) the Company’s final prospectus, dated as of November 9, 2018.

B. The Company and the Holder desire to exchange such portion of the Existing Warrant exercisable into ______ shares of Common Stock (the “Holder Warrant”) into (i) a new warrant (the “New Warrant”) to initially purchase ___ shares of Common Stock (the “New Warrant Shares”) in the form of the Holder Warrant, mutatis mutandis, but with an initial exercise price of $3.67 (subject to adjustment as set forth in the New Warrant) and (ii) ____ shares of Common Stock (the “New Shares”, and together with the New Warrant and New Warrant Shares, the “New Securities”) (collectively, the “Exchange” or the “Transaction”). The New Warrant, the New Warrant Shares, the New Shares and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

C. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

D. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Existing Warrant.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. On the date hereof, pursuant to Section 3(a)(9) of the 1933 Act, the Holder hereby agrees to convey, assign and transfer the Holder Warrant to the Company in exchange for which the Company agrees to issue the New Warrant and the New Shares to the Holder. On the date hereof, in exchange for the Holder Warrant, the Company shall (a) issue the New Warrant to the Holder and (b) issue and deliver the New Shares to the Holder by deposit/withdrawal at custodian in accordance with the instructions attached hereto as Schedule I, which New Shares shall be issued without restricted legend and shall be freely tradable by the Holder. On the date hereof, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Warrant and shall be entitled to exercise all of its rights with respect to the New Warrant and, irrespective of the date the Company delivers the certificates evidencing the New Warrant and to the Holder.

2. No Amendment or Waiver. Nothing herein shall amend, modify or waive any term or condition in any agreement by and between the Company and the Holder or any security issued by the Company to the Holder.

3. Representations and Warranties. As of the date hereof:

3.1 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below). Other than the Persons (as defined below) listed in the SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

3.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the New Shares and the New Warrant in accordance with the terms hereof and the reservation and issuance of the New Warrant Shares in accordance with the terms of the New Warrant, as applicable). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Shares and the New Warrant in accordance with the terms hereof and the reservation and issuance of the New Warrant Shares in accordance with the terms of the New Warrant, as applicable, has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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3.3 No Conflict. Except as set forth on Schedule 3.3, the execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Shares and the New Warrant in accordance with the terms hereof and the reservation and issuance of the New Warrant Shares in accordance with the terms of the New Warrant, as applicable) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

3.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC, any other filings as may be required by any state securities agencies, filing of UCC financing statements and approval by the Principal Market of a listing of additional shares application in respect of the New Shares and the New Warrant Shares as required by Section 7 hereof), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Warrant Shares (assuming a cashless exercise of the New Warrant), the New Shares and the New Warrant is exempt from registration under the 1933 Act pursuant to the exemption provided by Rule 3(a)(9) thereof.

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3.6 Issuance of New Securities. The issuance of the New Warrant are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Warrant shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof. The issuance of the New Shares has been duly authorized and upon issuance in accordance with the terms of the Exchange Documents, the New Shares will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon exercise in accordance with the New Warrant, the New Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the New Securities is exempt from registration under the 1933 Act. Each of the New Securities will be freely tradable and (in the case of the New Warrant Shares, assuming a cashless exercise of the New Warrant) shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend.

3.7 Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.8 SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, including without limitation, Current Reports on Form 8-K filed by the Company with the SEC whether required to be filed or not (but excluding Item 7.01 thereunder), and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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3.9 Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Registration Statement on Form S-1, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) except as disclosed in the SEC Documents, made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the date hereof, will not be Insolvent (as defined below). For the purpose of this Agreement (x) “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature; (y) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (z) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.10 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably expected to have a material adverse effect on the Holder’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

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3.11 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or bylaws, respectively. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

3.12 Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

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3.13 Capitalization.

(a) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Shares; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(b) Organizational Documents. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

3.14 Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, except as disclosed in the SEC Documents, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

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3.15 Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

3.16 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

4. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

4.1 Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.

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4.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

4.3 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.5 Investment Risk; Sophistication. The Holder is acquiring the New Securities hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the New Securities, and has so evaluated the merits and risk of such investment. The Holder is an “accredited Holder” as defined in Regulation D under the 1933 Act.

4.6 Ownership of Existing Warrant. The Holder owns the Existing Warrant free and clear of any Liens (other than the obligations pursuant to this Agreement and applicable securities laws).

5. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

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6. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the 1933 Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Shares or New Warrant Shares (collectively, the “New Common Securities”) under the 1933 Act or cause this offering of the New Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the 1933 Act.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Common Securities upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the New Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. Fees. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

9. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (x) the New Shares may be tacked onto the holding period of the Holder Warrant, (y) the New Warrant may be tacked onto the holding period of the Holder Warrant and (z) the New Warrant Shares (assuming a cashless exercise of the New Warrant) may be tacked onto the holding period of the Holder Warrant, and, in each case, the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) the New Warrant Shares (assuming a cashless exercise of the New Warrant), the New Warrant and the New Shares are as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares (assuming a cashless exercise of the New Warrant), the New Warrant or the New Shares, as applicable, becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any New Warrant Shares (assuming a cashless exercise of the New Warrant), the New Warrant and/or any New Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such applicable New Common Securities are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of any New Common Securities in accordance herewith or in accordance with the terms of the New Warrant.

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10. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

11. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any exchange of Series A Warrants, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof for a period of six (6) months after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 11 shall apply similarly and equally to each Settlement Document.

12. Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 20th Trading Day after the date hereof (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any preferred stock or any purchase rights). Notwithstanding the foregoing, this Section 12 shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; (iii) the New Shares, (iv) the New Warrant Shares and (v) subject to the Company’s compliance with Section 11 above, such shares of common stock and warrants with substantially identical terms to the New Securities issued in exchange for a Series A Warrant held as of the date hereof by a single investor that is exercisable as of the date hereof into no more than 610,000 shares of Common Stock, which exchange is consummated pursuant to an agreement on substantially identical in terms to this Agreement (each of the foregoing in clauses (i) through (v), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

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13. Miscellaneous.

13.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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13.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth on the signature pages attached hereto or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

13.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

13.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

13.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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13.8 Entire Agreement. This Agreement together with the other Exchange Documents, represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

13.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.12 Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the consummation of the Exchange and the issuance and delivery of the New Securities.

13.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[The remainder of the page is intentionally left blank]

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

Address:

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

By:
Name:
Title:

Address:

FORM OF SERIES A WARRANT

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

Toughbuilt Industries, Inc.

Warrant To Purchase Common Stock

Warrant No.: J-1-

Date of Issuance: January 25, 2019 (“Issuance Date”)

TOUGHBUILT INDUSTRIES, INC., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ______ , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the six month anniversary of the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), _______ (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock (the “Registered Warrants”) issued pursuant to that certain Exchange Agreement, dated as of the Issuance Date, by and between the Company and the original Holder (the “Exchange Agreement”) in exchange for that certain warrant to purchase _________ shares of Common Stock (the “Original Warrant”) issued pursuant to (i) Section 1 of that certain Underwriting Agreement, dated as of November 8, 2018 (the “Subscription Date”), by and among the Company and the underwriter(s) referred to therein, as amended from time to time (the “Underwriting Agreement”) and (ii) the Company’s Registration Statement on Form S-1 (File number 333-226104) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (i) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (A) two (2) Trading Days after delivery of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (B) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program. Notwithstanding any other provision in this Agreement, the Holder may elect, at its sole discretion, to receive unregistered Warrant Shares issued in response to an Exercise Notice instead of Warrant Shares (i) registered pursuant to a registration statement or (ii) issued pursuant to Section 1(c).

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $3.67, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if a registration statement (or prospectus contained therein) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the issuance of such Unavailable Warrant Shares and the Company fails to promptly (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) as an indemnity for loss hereunder, pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and, as an indemnity for loss hereunder, pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in the DTC Fast Automated Securities Transfer Program. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise except with respect to any returned portion of an exercise under this subclause (i), and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance or resale of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

   D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Stock of each of the twenty (20) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) twenty (20).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D = the Spot Price.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date the Original Warrant was originally issued pursuant to the Underwriting Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

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(f) Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (or 9.99% if specified by the Holder prior to the Date of Issuance) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Registered Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Registered Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under this Warrant (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of this Warrant or such other event covered by Section 2(a) below.

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while this Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(f); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Underwriting Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(c) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

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(d) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, subject to the prior consent of the Principal Market if less than $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions), and with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

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(c) Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is thirty (30) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors or the consideration is not in all stock of the Successor Entity, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined below) of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

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5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or other organizational documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. (a) General. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) if delivered by electronic mail, when sent (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient) and (E) if delivered by facsimile, upon electronic confirmation of receipt of such facsimile, and will be delivered and addressed as follows:

(i)          if to the Company, to:

ToughBuilt Industries, Inc.
25371 Commercentre Drive

Lake Forest, California, 92630
Attention: Michael Panosian
E-Mail: michael@toughbuilt.com

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(ii)	if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

(b) Required Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least ten Trading Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at its principal executive office and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) the terms of this Warrant shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (iv) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 13).

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14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

16. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the greater of the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, as a put option or a call option, utilizing (i) an underlying price per share equal to, at the Holder’s election, either, (1) the highest or lowest (at the Holder’s election) Closing Sale Price of the Common Shares during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) (1) if calculating as a call option, a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c) if calculating as a put option, a strike price equal to $5.50 (as adjusted for share splits, share dividends, share combinations, recapitalizations or other similar events), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable Fundamental Transaction.

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(g) “Bloomberg” means Bloomberg, L.P.

(h) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(j) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

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(l) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(m) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(n) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(o) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(p) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(s) “Principal Market” means the Nasdaq Capital Market.

(t) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(u) “Spot Price” means, as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

(v) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(w) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(x) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(y) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

TOUGHBUILT INDUSTRIES, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

[  ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[  ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, ___
________________________
Name of Registered Holder

By:	____________________________
Name:
Title:

Tax ID:____________________________

Facsimile:__________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 201_, from the Company and acknowledged and agreed to by _______________.

toughbuilt industries, inc.

By:
Name:
Title:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2019, ToughBuilt Industries, Inc. (the “Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) regarding exchange agreements entered into with two institutional investors. The exercise price of the new warrants issued in connection therewith is $3.67, not the $3.77 reported in the Original Form 8-K. Except with the correction of this typographical error, the Original Form 8-K remains as originally stated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: January 25, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President